SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                                May 10, 1998
              ________________________________________________

              Date of Report (Date of Earliest Event Reported)



                    Orange and Rockland Utilities, Inc.

              ________________________________________________
      (Exact Name of Registrant as Specified in Charter)




        New York                       1-4315                13-1727729

 ____________________________       ______________           _____________

 (State or Other Jurisdiction      (Commission File         (IRS Employer

   of Incorporation)                 Number)                Identification No.)




                               One Blue Hill Plaza
                          Pearl River, New York  10965

               ___________________________________________________
               (Address of Principal Executive Offices and Zip Code)


                               (914) 352-6000

              ___________________________________________________
              (Registrant's Telephone Number, Including Area Code)




                                    N/A
          ________________________________________________________

       (Former Name or Former Address, if Changed Since Last Report)




 ITEM 5.  OTHER EVENTS.




      On May 10, 1998, Orange and Rockland Utilities, Inc., a New York corporation, (the "Company"), Consolidated Edison, Inc., a New York

 corporation ("CEI"), and C Acquisition Corp., a New York corporation and a wholly-owned subsidiary of CEI ("Merger Sub"), entered into an Agreement and Plan of Merger, dated as of May 10, 1998 (the "Merger Agreement"), providing for a merger transaction among the Company, CEI and the Merger

 Sub. The Merger Agreement and the press release issued in connection therewith are filed herewith as Exhibits 10.51 and 99.13, respectively, and are incorporated herein by reference.  The description of the Merger
 Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.


      Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company being the surviving corporation and becoming a wholly-owned subsidiary of CEI (the "Surviving Corporation"). The Merger, which was unanimously approved by the boards of directors of each of the Company, CEI and Merger Sub, is expected to occur shortly after all of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals, are met or waived. The Company anticipates that regulatory approvals can be obtained in twelve months.


      Under the terms of the Merger Agreement, each outstanding share of the Company's common stock, $5.00 par value per share (the "Company Common

 Stock"), other than shares, if any, owned by the Company, CEI or any of their wholly-owned subsidiaries, will be converted into the right to receive $58.50 in cash (the "Merger Consideration").  The Merger
 Consideration is expected to be taxed as capital gain to the holders of the Company Common Stock. Pursuant to the Merger Agreement, approximately $790 million in cash will be paid to holders of shares of

 Company Common Stock. In addition, the Merger Agreement requires the Company to call for redemption all outstanding shares of the Company's cumulative preferred stock, par value $100.00 per share, and the Company's cumulative preference stock, no par value, in each case, at a redemption price equal to the amount set forth in the Company's Restated Certificate of Incorporation, together with all dividends accrued and unpaid to the date of such redemption.


      The Board of Directors of the Company has received an opinion from its investment banker, Donaldson, Lufkin & Jenrette Securities Corporation, to

 the effect that, as of the date of the Merger Agreement, the Merger Consideration to be received by the holders of Company Common Stock in the

 Merger is fair from a financial point of view to holders of Company Common
 Stock.


      The Merger is subject to certain customary closing conditions,

 including, without limitation, the receipt of the required approval of the Company's shareholders and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the approval of state utility regulators in New York, New Jersey and

 Pennsylvania, the approval of the Federal Energy Regulatory Commission, the approval of the Securities and Exchange Commission under the Public Utility

 Holding Company Act of 1935, as amended, and the filing of the requisite notification with the Federal Trade Commission and the Department of

 Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting period thereunder. A meeting of the Company's shareholders to vote upon the Merger will be convened as soon as practicable and is expected to be held in the third quarter of 1998.


      The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, except for the divestiture of the Company's generation assets in accordance with the settlement agreement and the final divestiture plan approved by the New York State Public

 Service Commission, the Company must carry on its business in the ordinary course consistent with past practice and use all commercially reasonable efforts to preserve intact its present business organization and goodwill. In addition, the Company may not increase dividends on the Company Common

 Stock or issue any capital stock. The Merger Agreement also contains certain restrictions and limitations on the Company with respect to, among other things, amendments to the Company's Restated Certificate of Incorporation and By-Laws, capital expenditures, acquisitions,

 dispositions, incurrence of indebtedness, certain increases in employee compensation and benefits, affiliate transactions, rate matters, contracts and discharge of liabilities.  (See Article VI of the Merger Agreement.)


      The Merger Agreement prevents the Company from directly or indirectly initiating, soliciting, encouraging, or taking any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may be reasonably expected to lead to any business combination proposal, or engaging in negotiations with, or providing any nonpublic information to, any third party relating to a business combination proposal, unless: (i) a third party submits an unsolicited business combination proposal and the Company's Board reasonably believes,

 in good faith after consultation with its financial advisors, that such proposal may be more favorable to the Company's shareholders than the

 Merger (a "Superior Proposal"); (ii) the Company's Board determines, in good faith after consultation with its financial advisors and outside counsel, that failure to furnish information and participate in negotiations could reasonably be expected to be a breach of its fiduciary duties under applicable law; and (iii) prior to furnishing nonpublic information or entering into negotiations, the Company (a) promptly notifies CEI of the identity of the third party and of the material terms of the Superior Proposal and that it is furnishing information or entering into negotiations with the third party and (b) enters into a customary confidentiality agreement with the third party. The Company may furnish information to, and participate in discussions and negotiations with the third party who proposes a business combination that may be a Superior

 Proposal for twenty business days before it must make its determination whether the proposal is more favorable to the Company's shareholders than the Merger. The Company may terminate the Merger Agreement to accept a Superior Proposal (in which case, the termination fee provision described below would be applicable), but before doing so, the Company must give CEI three business days to make its offer more favorable to the Company's shareholders than the Superior Proposal.


      One current member of the Company's Board of Directors, selected by the Nominating Committee of CEI's Board of Directors, will be appointed to the Board of
Directors of CEI. In addition, the Surviving Corporation will have an advisory board, with equal numbers of members from CEI and the Company, that will provide advice and input regarding the implementation of the Merger and the ongoing operations of the Surviving Corporation. The Merger
Agreement provides that, after the effectiveness of the Merger (the
 "Effective Time"), the Surviving Corporation shall maintain a subsidiary office in Rockland County, New York as the headquarters of the Surviving Corporation for three years following the Merger.


      The Merger Agreement may be terminated under certain circumstances,

 including by mutual consent of the parties; by either CEI or the Company if the Merger is not consummated by November 30, 1999 (the "Initial Termination Date"),
subject to an automatic extension of six months if the requisite statutory approvals have not yet been obtained by the Initial Termination Date but all other conditions to closing have been fulfilled or are capable of being fulfilled by such date; by either CEI or the Company if the requisite approval of the
Company's shareholders is not obtained at a duly held shareholders' meeting; by a non-breaching party if there occurs a material breach of any representation, warranty, covenant or agreement contained in the Merger Agreement which is not cured within twenty business days; or by the
Company, under certain circumstances, in order to accept a Superior Proposal (subject to the limitations and procedures described above and to payment of the termination fee described below).


      The Merger Agreement provides that the Company will pay CEI a termination fee of $25 million if the Merger Agreement is terminated (i)

 upon the termination of the Merger Agreement by the Company in order to accept a Superior Proposal (subject to the limitations and procedures described above) or (ii) following a termination of the Merger Agreement by either the Company or CEI as a result of a failure of the Company's shareholders to grant their approval to the Merger if (x) at the time of the Company's shareholders' meeting, an acquisition proposal shall have been made and (y) the Company enters into any acquisition agreement within two and one-half years of such termination. The Merger Agreement also provides that if the Merger Agreement is terminated because of a party's material breach of its representations and warranties or material failure to perform and comply with its agreements and covenants under the Merger Agreement, then the defaulting party will pay the other party up to $5 million for its out-of-pocket expenses incurred in connection with the Merger. In addition, if either CEI or the Company terminates the Merger Agreement because the Company's shareholder approval was not obtained, the Company shall pay CEI up to $5 million for its out-of-pocket expenses incurred in connection with the Merger.  (See Article IX of the Merger
 Agreement.)


 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
 EXHIBITS.


      (c)  Exhibits.


      10.51 Agreement and Plan of Merger, dated as of May 10, 1998, among the Company, CEI and Merger Sub.


      99.13     Joint Press Release of the Company and CEI issued May 11,

                1998.


                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 Date:  May 12, 1998
                          ORANGE AND ROCKLAND UTILITIES, INC.



                          By:  /s/ Robert J. McBennett

                              _________________________________
                               Robert J. McBennett




                               Exhibit Index


 Exhibit        Description


 10.51 Agreement and Plan of Merger, dated as of May 10, 1998, among Orange and Rockland Utilities, Inc., Consolidated

                Edison, Inc. and C Acquisition Corp.


 99.13          Joint Press Release of Orange and Rockland Utilities, Inc.
                and Consolidated Edison, Inc. issued May 11, 1998.